                                                                   EXHIBIT-99.1



[LHS LOGO]                                           LHS Group Inc.
NEWS                                                 6 Concourse Parkway
                                                     Suite 2700
                                                     Atlanta, Georgia  30328
                                                     USA


MEDIA CONTACTS:                                   FOR RELEASE 4:15 P.M. EST
Klaus Kleber (770) 280-3461 (USA)
kkleber@us.lhsgroup.com
Peter Tasch, Fleishman-Hillard Germany +49 (0) 69-405 702 16
TaschP@fleishman.com

INVESTOR RELATIONS CONTACTS:
Rainer Westermann (770) 290-6360 (USA)
rwestermann@us.lhsgroup.com
Nikolas Stackelberg +49 (0) 6103-482-456 (Europe) nstackelberg@de.lhsgroup.com


                          LHS GROWS NET EARNINGS BY 61%
                          NINE MONTHS REVENUE UP BY 42%

ATLANTA/FRANKFURT, OCTOBER 21, 1999 -- LHS Group Inc. (NASDAQ: LHSG; NEUER
MARKT: LHI) today announced record revenues and earnings for the third quarter of 1999. Earnings before interest and taxes increased by 55% to $17.1 million compared to $11.0 million in the same period of the prior year. Net earnings rose to $11.7 million from $7.3 million the previous year, an increase of 61%. This represents fully diluted earnings for the third quarter of $.20 per share compared to $.12 per share the year before.

Total revenue for the quarter ending September 30, 1999 increased to $68.0 million from $52.1 million for the same quarter last year, which represents a 30% increase. License revenue for the quarter increased to $28.6 million from $19.5 million for the same quarter last year, which represents a 47% increase.

For the first nine months in 1999, total revenues for LHS Group increased by 42% from $135.5 million to $192.9 million. In the same period earnings before interest and taxes more than doubled from $18.4 million to $39.8 million. Net earnings almost tripled, increasing from $9.7 million in 1998 or $.16 per share ($.30 per share excluding a one-time charge) to $26.1 million or $.44 per share ($.52 per share excluding merger charges).


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[LHS LOGO]
NEWS


"Our move from a largely one product company to a multi product solutions provider in the OSS market is paying off," commented Hartmut Lademacher, LHS Chairman of the Board and Chief Executive Officer. "We have seen the expected positive contribution from our newly acquired ORYX product suite and we are very pleased with the progress in the integration of Priority Call. The entry into the enhanced services market, also growing at a fast rate, opens exciting growth opportunities for our company."

ABOUT LHS

LHS Group is a leading global provider of operating support system software and services to the telecommunications industry. LHS products range from pre- and post paid billing and customer care to enhanced services and acquisition software. They are installed at more than 300 customer sites worldwide. LHS has 18 global and regional partners (system integrators, international operators and equipment manufacturers) representing one of the largest implementation and support networks in the global customer care and billing market. In addition to its Atlanta headquarters, LHS has major offices in Frankfurt, Germany; Kuala Lumpur, Malaysia; Sao Paulo, Brazil; Boston, USA; and Zurich, Switzerland. LHS is listed with NASDAQ (LHSG) and on the Frankfurt Neuer Markt Exchange (LHI). For more information, visit LHS' web site at www.lhsgroup.com.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. A variety of factors could cause LHS' actual results to differ from the anticipated results expressed in such forward-looking statements. These factors are described in greater detail in LHS' filings with the United States Securities and Exchange Commission.


                                       ###

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                                 LHS GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                        THIRD QUARTER ENDED SEPTEMBER 30,
                                                               1999                1998
                                                        (Unaudited)         (Unaudited)
                                                        --------------------------------
Revenues
   License revenues                                       $ 28,571           $ 19,457
   Service revenues                                         39,414             32,662
                                                          --------           --------
Total revenues                                              67,985             52,119

Cost of services                                            22,486             19,928
                                                          --------           --------
Gross profit                                                45,499             32,191

Operating expenses
   Sales and marketing                                       7,794              5,087
   Research and development                                 14,420             10,100
   General and administrative                                6,189              6,004
                                                          --------           --------
                                                            28,403             21,191

Earnings before interest and taxes                          17,096             11,000

Interest income, net                                        (1,245)            (1,120)
                                                          --------           --------
Earnings before income taxes                                18,341             12,120

Income taxes                                                 6,603              4,827
                                                          --------           --------

Net earnings (loss)                                       $ 11,738           $  7,293
                                                          ========           ========

Earnings (loss) Per Share
   Basic                                                  $   0.20           $   0.13
                                                          ========           ========

   Diluted                                                $   0.20           $   0.12
                                                          ========           ========


   Weighted Average Shares Outstanding - Basic              57,531             54,825

   Weighted Average Shares Outstanding - Diluted            58,696             59,528

                                 LHS GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                              1999               1998
                                                          (Unaudited)         (Unaudited)
                                                          -------------------------------
Revenues
    License revenues                                       $  78,209           $  55,692
    Service revenues                                         114,676              79,795
                                                           ---------           ---------
Total revenues                                               192,885             135,487

Cost of services                                              67,846              52,981
                                                           ---------           ---------
Gross profit                                                 125,039              82,506

Operating expenses
    Sales and marketing                                       22,080              13,620
    Research and development                                  41,300              27,369
    General and administrative                                17,579              14,927
    Cost of purchased in-process computer
      software technology                                         --               8,200
    Merger charges                                             4,320                  --
                                                           ---------           ---------
                                                              85,279              64,116

Earnings before interest and taxes                            39,760              18,390

Interest income, net                                          (3,516)             (3,260)
                                                           ---------           ---------
Earnings before income taxes                                  43,276              21,650

Income taxes                                                  17,135              11,919
                                                           ---------           ---------

Net earnings                                               $  26,141           $   9,731
                                                           =========           =========

Earnings Per Share
    Basic                                                  $    0.46           $    0.18
                                                           =========           =========

    Diluted                                                $    0.44           $    0.16
                                                           =========           =========


    Weighted Average Shares Outstanding - Basic               56,281              54,295

    Weighted Average Shares Outstanding - Diluted             59,119              59,012

                                 LHS GROUP INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)


                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         1999            1998
                                                     (Unaudited)
                                                     ----------       ------------
ASSETS
   Cash and cash equivalents                          $ 75,738          $ 46,794
   Short Term Investments                               58,566            62,218
   Trade accounts receivable, net                       94,598            68,189
   Prepaid expenses and other current assets             9,791             8,251
                                                      --------          --------
     Total current assets                              238,693           185,452

   Property, plant & equipment, net                     20,083            19,133
   Other                                                 5,943             5,739
                                                      --------          --------

Total Assets                                          $264,719          $210,324
                                                      ========          ========

LIABILITIES
   Accounts payable and accrued expenses                67,279            44,085
   Deferred revenues                                    12,489             7,712
                                                      --------          --------
     Total current liabilities                          79,768            51,797

   Other long-term obligations                           1,161             2,772
                                                      --------          --------

Total Liabilities                                       80,929            54,569

STOCKHOLDERS' EQUITY                                   183,790           155,755
                                                      --------          --------

Total Liabilities and Stockholders' Equity            $264,719          $210,324
                                                      ========          ========

                                 LHS GROUP INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)


                                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                                         1999                1998
                                                                      (Unaudited)         (Unaudited)
                                                                      -----------         ----------
OPERATING ACTIVITIES
Net earnings                                                           $ 26,141           $  9,731
Adjustments:
    Depreciation and amortization                                         7,083              4,275
    Write-off of purchased in-process computer software                      --              8,200
    Change in operating assets and liabilities, net of effect
       of business acquisition                                           (8,273)            (4,597)
                                                                       --------           --------
Net cash provided by operating activities                                24,951             17,609

INVESTING ACTIVITIES
Additions of leasehold improvements and equipment                        (7,088)            (8,742)
(Purchase)/Sale of short-term investments                                 3,863             (6,775)
Acquisition of business, net of cash acquired                                --             (2,955)
Other                                                                       815               (723)
                                                                       --------           --------
Net cash used in investing activities                                    (2,410)           (19,195)

FINANCING ACTIVITIES
Net proceeds from issuance of capital stock                               8,967              9,378
Bank borrowings/(repayments)                                             (2,533)               274
Other                                                                       (31)               194
                                                                       --------           --------
Net cash provided by financing activities                                 6,403              9,846

Increase in cash and cash equivalents                                    28,944              8,260
Cash and cash equivalents at beginning of period                         46,794             34,159
                                                                       --------           --------
Cash and cash equivalents at end of period                             $ 75,738           $ 42,419
                                                                       ========           ========